Exhibit 107

Calculation of Filing Fee Tables

Form S-1 MEF

(Form Type)

Cantor Equity Partners III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A ordinary shares, $0.0001 par value(2)(3)	457(o)	4,600,000	(4)	$10.00	$46,000,000	0.00015310	$7,043
Fees Previously Paid
	Total Offering Amounts						$46,000,000		$7,043
	Total Fees Previously Paid								—	(5)
	Total Fee Offsets								—
	Net Fee Due								$7,043

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-287847).

(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share subdivisions, stock dividends, or similar transactions.

(4)	An additional indeterminate amount of securities are being registered hereby to be offered solely for certain market making transactions, by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no additional filing fee is required.

(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-287847), which was declared effective by the Securities and Exchange Commission on June 25, 2025. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $46,000,000 is hereby registered.

Table 2: Fee Offset Claims and Sources

N/A